                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                                AMENDMENT NO. 1


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):

                                 APRIL 22, 1994

                           NOBLE DRILLING CORPORATION
             (Exact name of registrant as specified in its charter)


Delaware                            0-13857                 73-0374541
(State or other                   (Commission               (IRS Employer
jurisdiction of                   File Number)              Identification No.)
incorporation)



             10370 Richmond Avenue, Suite 400, Houston, Texas 77042
              (Address of principal executive offices)   (Zip Code)



               Registrant's telephone number, including area code:

                                 (713) 974-3131

                                AMENDMENT NO. 1


          Amend Item 7. Financial Statements and Exhibits by deleting such item in its entirety and substituting therefor the following:

          (a)    Financial Statements of Businesses Acquired

          Financial Statements of Triton Engineering Services Company ("Triton") filed as a part of this report:

          Audited Financial Statements:

                 Report of Independent Public Accountants
                 Consolidated Balance Sheets at December 31, 1993 and 1992 Consolidated Statements of Income for the years ended December
                    31, 1993 and 1992
                 Consolidated Statements of Stockholders' Equity for the years ended December 31, 1993 and 1992
                 Statements of Consolidated Cash Flows for the years ended
                    December 31, 1993 and 1992
                 Notes to Consolidated Financial Statements

          Unaudited Interim Financial Statements:

                 Consolidated Balance Sheet at March 31, 1994
                 Consolidated Statement of Income for the quarter ended March
                    31, 1994
                 Statement of Consolidated Cash Flows for the quarter ended
                    March 31, 1994
                 Notes to Consolidated Financial Statements

          (b)    Pro Forma Financial Information

          Unaudited Pro Forma Condensed Consolidated Balance Sheet and Notes
             as of March 31, 1994
          Unaudited Pro Forma Condensed Consolidated Statements of Operations and Notes for the quarter ended March 31, 1994 and the year ended December 31, 1993


          (c)    Exhibits

                 Exhibit 2.1      -        Stock Purchase Agreement dated April
                                           22, 1994 among Joseph E. Beall
                                           ("Beall"), George H.  Bruce
                                           ("Bruce"), Triton and Noble Drilling
                                           Corporation (the "Registrant") (filed
                                           as Exhibit 2.1 to the Registrant's
                                           Form 8-K dated May 6, 1994 and
                                           incorporated herein by reference).

                 Exhibit 10.1     -        Registration Agreement dated April
                                           22, 1994 between the Registrant and
                                           Beall (filed as Exhibit 10.1 to the
                                           Registrant's Form 8-K dated May 6,
                                           1994 and incorporated herein by
                                           reference).

                 Exhibit 10.2     -        Employment Agreement dated April 22,
                                           1994 between Triton and Beall
                                           (filed as Exhibit 10.2 to the
                                           Registrant's Form 8-K dated May 6,
                                           1994 and incorporated herein by
                                           reference).

                 Exhibit 10.3     -        Lease Indemnity Agreement dated
                                           April 22, 1994 among Beall, Triton,
                                           1201 Dairy Ashford Ltd. and the
                                           Registrant (filed as Exhibit 10.3 to
                                           the Registrant's Form 8-K dated May
                                           6, 1994 and incorporated herein by
                                           reference).

                 Exhibit 99.1     -        News release dated April 25, 1994
                                           (filed as Exhibit 99.1 to the
                                           Registrant's Form 8-K dated May 6,
                                           1994 and incorporated herein by
                                           reference).

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS
                      AND PRO FORMA FINANCIAL INFORMATION



              DESCRIPTION                                                PAGE
- -----------------------------------------------------                    ----

ITEM 7.(A) AUDITED FINANCIAL STATEMENTS:

Report of Independent Public Accountants                                   5
Consolidated Balance Sheets at December 31, 1993
  and 1992                                                                 6
Consolidated Statements of Income for the years
  ended December 31, 1993 and 1992                                         7
Consolidated Statements of Stockholders' Equity
  for the years ended December 31, 1993 and 1992                           8
Statements of Consolidated Cash Flows for the years
  ended December 31, 1993 and 1992                                         9
Notes to Consolidated Financial Statements                                10


UNAUDITED INTERIM FINANCIAL STATEMENTS:

Consolidated Balance Sheet at March 31, 1994                              20
Consolidated Statement of Income for the
  quarter ended March 31, 1994                                            21
Statement of Consolidated Cash Flows for the
  quarter ended March 31, 1994                                            22
Notes to Consolidated Financial Statements                                23

ITEM 7.(B) PRO FORMA FINANCIAL INFORMATION:

Unaudited Pro Forma Condensed Consolidated Balance
  Sheet and Notes as of March 31, 1994                                    25
Unaudited Pro Forma Condensed Consolidated Statement
  of Operations and Notes for the quarter ended
  March 31, 1994                                                          26
Unaudited Pro Forma Condensed Consolidated
  Statement of Operations and Notes for the
  year ended December 31, 1993                                            27

(LOGO)  KPMG Peat Marwick

        Certified Public Accountants

        700 Louisiana          Telephone 713 224 4262    Telecopier 713 224 4566
        P.O. Box 4545          Telex 286705 PMMT UR (RCA)
        Houston, TX 77210-4545

                         Independent Auditors' Report

The Board of Directors and Stockholders
Triton Engineering Services Company:

We have audited the accompanying consolidated balance sheets of Triton Engineering Services Company and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Triton Engineering Services Company and subsidiaries at December 31, 1993 and 1992, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Notes 2 and 6 to the consolidated financial statements, the Company changed its method of accounting for income taxes to adopt the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as of January 1, 1993.

As discussed in Note 14 to the consolidated financial statements, the Company's Board of Directors have executed a letter of intent to sell all of the outstanding shares of common stock of the Company. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result from the sale.


                                       /s/ KPGM PEAT MARWICK

Houston, Texas
March 4,1994


       Member Firm of
(LOGO) Klynveld Peat Marwick Goerdeler

             TRITON ENGINEERING SERVICES COMPANY AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS

                          December 31, 1993 and 1992

                     Assets                                                           1993               1992
                     ------                                                           ----               ----
Current assets:
  Cash and cash equivalents                                                       $ 15,030,286         1,055,790
  Accounts receivable:
    Trade, net of allowance of $290,000
      in 1993 and $-0- in 1992 (note 13)                                            42,498,255         8,227,132
    Unbilled                                                                         1,928,760           409,651
    Other (note 12)                                                                  2,780,444            67,319
  Inventory                                                                          3,340,045         3,647,470
  Prepaid expenses                                                                     900,947         1,418,979
  Costs of uncompleted contracts in excess of
    related billings (note 2)                                                        1,108,994         1,362,591
                                                                                  ------------        ----------
        Total current assets                                                        67,587,731        16,188,932
                                                                                  ------------        ----------
Property and equipment:
  Drilling equipment                                                                 4,737,784         4,696,393
  Furniture, fixtures and equipment                                                  1,615,554         1,479,355
  Leasehold improvements                                                               333,684           333,684
  Oil and gas properties                                                             1,183,021         1,795,891
                                                                                  ------------        ----------
                                                                                     7,870,043         8,305,323
        Less accumulated depreciation and depletion                                  5,351,755         4,933,755
                                                                                  ------------        ----------
                                                                                     2,518,288         3,371,568
                                                                                  ------------        ----------
Due from stockholder (note 9)                                                          198,303            98,303

Assets held for sale (note 2)                                                               --           645,094

Deferred income taxes (note 6)                                                         574,070                --

Investment in assets of unconsolidated affiliates (notes 3 and 4)                    1,292,576        12,624,812
                                                                                  ------------        ----------
                                                                                  $ 72,170,968        32,928,709
                                                                                  ------------        ----------
                                                                                  ------------        ----------
        Liabilities and Stockholders' Equity
        ------------------------------------

Current liabilities:
  Accounts payable                                                                  33,309,160         6,670,521
  Billings of uncompleted contracts in excess
    of related costs                                                                 2,576,012                --
  Accrued liabilities                                                                4,292,367         5,942,572
  Accrued loss on uncompleted contract (note 14)                                     1,466,999                --
  Income taxes payable (note 6)                                                      3,427,603         1,794,560
  Deferred income taxes (note 6)                                                     3,236,425         2,779,215
  Note payable                                                                         306,672                --
  Note payable to bank (note 5)                                                      1,500,000                --
                                                                                  ------------        ----------
        Total current liabilities                                                   50,115,238        17,186,868
                                                                                  ------------        ----------
Deferred income taxes (note 6)                                                              --           844,333
                                                                                  ------------        ----------
Minority interest in joint venture (note 3)                                          6,899,556                --
                                                                                  ------------        ----------
        Total liabilities                                                           57,014,794        18,031,201
                                                                                  ------------        ----------
Stockholders' equity (notes 8 and 10):
  Common stock, no par value. Authorized 2,000,000 shares;
    11,971 shares issued                                                                11,971            11,971
  Retained earnings                                                                 19,450,653        17,877,987
  Treasury stock, 6,791 and 6,346 common shares, at cost,
    at December 31, 1993 and 1992, respectively                                     (4,306,450)       (2,992,450)
                                                                                  ------------        ----------
        Total stockholders' equity                                                  15,156,174        14,897,508

Commitments and contingencies (notes 5, 7, 8, 11 and 12)
                                                                                  ------------        ----------
                                                                                  $ 72,170,968        32,928,709
                                                                                  ------------        ----------
                                                                                  ------------        ----------


See accompanying notes to consolidated financial statements.

             TRITON ENGINEERING SERVICES COMPANY AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                For the years ended December 31, 1993 and 1992


                                                                                       1993               1992
                                                                                       ----               ----
Revenues:
  Turnkey drilling operations (note 3)                                            $ 89,407,120         18,799,852
  Daywork services                                                                  20,595,769          1,215,074
  Engineering services                                                               7,811,893          8,975,776
  Supply services and other                                                          6,018,986          8,605,793
                                                                                  ------------         ----------
                                                                                   123,833,768         37,596,495
Direct expenses (notes 3, 12 and 14)                                               103,128,414         26,066,217
                                                                                  ------------         ----------
        Gross profit                                                                20,705,354         11,530,278
Operating expenses                                                                  12,374,158         10,474,742
                                                                                  ------------         ----------
        Operating income                                                             8,331,196          1,055,536
                                                                                  ------------         ----------
Other income (expense):

  Equity in net income (loss) of
    unconsolidated affiliates:
      Joint venture (Mexican turnkey drilling contracts) (note 3)                           --          4,577,382
      Partnership (1201 Dairy Ashford, Ltd.) (note 4)                                  (94,336)           (93,131)
  Loss on permanent impairment of investment in partnership (note 4)                        --           (334,162)
  Interest income                                                                      293,389            303,005
  Interest expense                                                                    (335,810)           (45,299)
  Gain on sale of property and equipment                                                91,068            305,288
  Other                                                                                209,836            453,483
                                                                                  ------------         ----------
                                                                                       164,147          5,166,566
                                                                                  ------------         ----------
Income before income tax provision and minority interest                             8,495,343          6,222,102
Income tax provision (note 6)                                                        2,222,007          4,225,367
Minority interest (note 3)                                                           4,766,955                 --
                                                                                  ------------         ----------
Income before cumulative effect of accounting change                                 1,506,381          1,996,735
Cumulative effect of change in accounting for
  income taxes (notes 2 and 6)                                                          66,285                 --
                                                                                  ------------         ----------
Net income                                                                        $  1,572,666          1,996,735
                                                                                  ------------         ----------
                                                                                  ------------         ----------



See accompanying notes to consolidated financial statements.

             TRITON ENGINEERING SERVICES COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                For the years ended December 31, 1993 and 1992

                                                Shares of
                                                  common                                                  Total
                                                  stock          Common      Retained      Treasury    stockholders'
                                                outstanding       stock      earnings        stock        equity
                                                -----------      ------      --------      --------    -------------
Balance, January 1, 1992                           5,625        $ 11,971    15,881,252    (2,992,450)   12,900,773
Net income                                            --              --     1,996,735            --     1,996,735
                                                   -----        --------    ----------    ----------    ----------
Balance, December 31, 1992                         5,625          11,971    17,877,987    (2,992,450)   14,897,508
                                                   -----        --------    ----------    ----------    ----------
Purchase of treasury stock (note 8)                 (445)             --            --    (1,314,000)   (1,314,000)
Net income                                            --              --     1,572,666            --     1,572,666
                                                   -----        --------    ----------    ----------    ----------
Balance, December 31, 1993                         5,180        $ 11,971    19,450,653    (4,306,450)   15,156,174
                                                   -----        --------    ----------    ----------    ----------
                                                   -----        --------    ----------    ----------    ----------


See accompanying notes to consolidated financial statements.

             TRITON ENGINEERING SERVICES COMPANY AND SUBSIDIARIES

                     STATEMENTS OF CONSOLIDATED CASH FLOWS

                For the years ended December 31, 1993 and 1992

                                                                                  1993              1992
                                                                                  ----              ----
Cash flows from operating activities:
  Net income                                                                 $  1,572,666         1,996,735
  Adjustments to reconcile net income to net cash provided by operating activities:
      Allowance for doubtful accounts                                             290,000                --
      Minority interest                                                         4,766,955                --
      Depreciation, depletion and amortization                                  1,169,943         1,709,551
      Loss on uncompleted contract                                              1,466,999
      Deferred income taxes                                                      (961,193)        1,874,569
      Equity in net income of unconsolidated affiliates                            94,336        (4,150,089)
      Gain on sale of property and equipment                                      (91,068)         (305,288)
      Changes in assets and liabilities:
        Decrease (increase) in:
          Accounts receivable                                                  (4,046,608)        1,012,761
          Inventory                                                               632,159           (95,467)
          Prepaid expenses                                                        518,032           (87,234)
          Due from stockholder                                                   (100,000)          (98,303)
          Costs of uncompleted contracts in excess of related billings            253,597        (1,362,591)
        Increase (decrease) in:
          Accounts payable                                                     22,318,903         3,660,655
          Accrued liabilities                                                 (14,922,053)        3,359,988
          Billings of uncompleted contracts in excess of related costs          2,576,012                --
          Income taxes payable                                                  1,633,043           487,091
                                                                             ------------        ----------
            Net cash provided by operating activities                          17,171,723         8,002,378
                                                                             ------------        ----------
Cash flows used in investing activities:
  Advances to and on behalf of joint venture                                           --        (6,616,518)
  Reimbursement of advances to joint venturer                                  (1,383,482)               --
  Distribution to joint venturer                                               (2,444,780)               --
  Repayments of advances made to partnership                                       44,000           114,940
  Property and equipment additions                                               (687,831)         (892,919)
  Proceeds from sale of property and equipment                                    782,194           547,495
                                                                             ------------        ----------
            Net cash used in investing activities                              (3,689,899)       (6,847,002)
                                                                             ------------        ----------
Cash flows provided by (used in) financing activities:
  Proceeds from note payable to bank                                            1,500,000                --
  Repayments of note payable                                                      (93,328)               --
  Repayment of subordinated debt                                                       --        (5,000,000)
  Purchase of treasury stock                                                     (914,000)               --
                                                                             ------------        ----------
            Net cash provided by (used in) financing activities                   492,672        (5,000,000)
                                                                             ------------        ----------
Net increase (decrease) in cash and cash equivalents                           13,974,496        (3,844,624)
Cash and cash equivalents, beginning of year                                    1,055,790         4,900,414
                                                                             ------------        ----------
Cash and cash equivalents, end of year                                       $ 15,030,286         1,055,790
                                                                             ------------        ----------
                                                                             ------------        ----------
Interest paid                                                                $    335,810            89,110
                                                                             ------------        ----------
                                                                             ------------        ----------
Income taxes paid                                                            $  1,483,169         1,863,709
                                                                             ------------        ----------
                                                                             ------------        ----------


See accompanying notes to consolidated financial statements.

                      TRITON ENGINEERING SERVICES COMPANY
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          December 31, 1993 and 1992


(1)  CONSOLIDATED ENTITIES

     Triton Engineering Services Company and its wholly-owned subsidiaries ("Triton" or the "Company") provide specialized technical services to the upstream segment of the petroleum industry. The Company drills oil and gas wells worldwide, onshore and offshore, for clients on a fixed-fee turnkey basis, providing all engineering, equipment, materials, services and management required. In addition, it provides project management, engineering for drilling and production projects, daywork services, operations supervision, consulting and supply services. The Company's subsidiaries are:

               Triton USA, Inc.
               Triton International, Inc.
               Triton Tool and Supply, Inc.
               Triton International Limited
               Triton Engineering Services Company, S.A.
               Triton Engineering Services Company Limited
               Triton Turn-Key, Inc.
               Threadneedle Oil Company
               1201 Dairy Ashford, Inc.
               Triton/Faja de Oro Joint Venture

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. The Company's 50% interest in Triton/Faja de Oro Joint Venture has also been consolidated in 1993; in 1992 such investment was accounted for under the equity method (see note
     3). All significant intercompany accounts and transactions have been eliminated in consolidation. Investments in unconsolidated affiliates are accounted for under the equity method.

     BASIS OF PRESENTATION

     As described in note 6, the consolidated financial statements for 1993 reflect the adoption of Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes" (Statement 109), effective January 1, 1993.

     RECOGNITION OF REVENUE FROM SERVICE AND TURNKEY DRILLING CONTRACTS

     The Company performs engineering services under contractual arrangements and recognizes revenues as services are rendered or as reimbursable expenses are incurred.

     Revenues on turnkey drilling contracts are recorded using the completed-contract method for financial reporting purposes. The completed-contract method recognizes income only if the contract is completed, or substantially completed, unless the contract is estimated to result in a loss, whereby provision is made immediately for the entire anticipated loss.

                                                                     (Continued)

                      TRITON ENGINEERING SERVICES COMPANY
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     CASH EQUIVALENTS

     For presentation of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     INVENTORY

     Inventory is valued at the lower of cost, determined on a weighted-average basis, or market. No valuation allowance was deemed necessary at December 31, 1993 or 1992.

     PROPERTY AND EQUIPMENT

     Furniture, Fixtures and Equipment, Drilling Equipment and Leasehold Improvements

     Furniture, fixtures and equipment, drilling equipment and leasehold improvements are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives ranging from three to seven years. Leasehold improvements are amortized straight-line over the shorter of the lease term or the estimated useful life of the asset. Maintenance and repairs are charged to expense as incurred. When property is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts with any gain or loss on disposal included in income.

     Oil and Gas Properties

     The Company utilizes the full-cost method to account for its investment in oil and gas properties. Under this method, all costs of acquisition, exploration and development of oil and gas reserves (including such costs as leasehold acquisition costs, geological expenditures, dry hole costs and tangible and intangible development costs) are capitalized as incurred. Oil and gas properties are depleted and charged to operations using the unit-of-production method based on the ratio of current production to proved oil and gas reserves. Dispositions of oil and gas properties are recorded as adjustments to capitalized costs, with no gain or loss recognized unless such adjustments would alter significantly the relationship between capitalized costs and proved reserves of oil and gas. During 1993, the Company sold a significant portion of its oil and gas properties, resulting in the recognition of a gain of $63,776; the Company had no significant dispositions during 1992. To the extent that capitalized costs of oil and gas properties, net of accumulated depreciation and depletion, exceed the discounted future net revenues of proved oil and gas reserves, such excess capitalized costs would be charged to operations. A valuation provision of $228,340 was required for the year ended December 31, 1992, and is included in operating expenses; no such provision was required in 1993.

     ASSETS HELD FOR SALE

     During 1993, the Company transferred approximately $320,000 and $325,000 of jar parts classified as assets held for sale at December 31, 1992 to property and equipment and inventory, respectively, as the Company no longer intends to actively market the jar parts for sale, instead, using such items in its drilling operations.

                                                                     (Continued)

                      TRITON ENGINEERING SERVICES COMPANY
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     The Financial Accounting Standards Board has issued Statements of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," ("Statement 106") and No. 112, "Employers' Accounting for Postemployment Benefits" ("Statement 112"). Statement 106 focuses principally on accounting for postretirement health care benefits, requiring accrual of the expected cost of those benefits during the period in which the employee provides service, and for the Company is effective for fiscal years beginning after December 15, 1994. Statement 112 requires employers to recognize the obligation to provide postemployment benefits unless the amount cannot be reasonably estimated; Statement 112 is effective for fiscal years beginning after December 15, 1993. The Company does not believe the implementation of Statement 106 or Statement 112, will have a material impact on its financial position.

(3)  JOINT VENTURE OPERATIONS

     During 1992, the Company entered into a 50/50 joint venture agreement (the "Joint Venture") with Perforadora Faja de Oro, S.A. de C.V. ("Faja") to perform four turnkey drilling contracts ("the Contracts") for Petroleos Mexicanos ("Pemex"), the government-owned Mexican oil company.

     In exchange for a 50% share of the profits of the Joint Venture, the Company agreed to provide technical support and advice to Faja with respect to the preparation of bids, the preparation of drilling programs, and engineering and supervisory support during operations.

     Pursuant to the terms of the agreement, Faja provided initial funding of up to $4,000,000 per well to cover expenses that were paid prior to collection from Pemex. The advance from Faja was repaid during January 1993.

     In 1992, the investment in the Joint Venture was accounted for using the equity method.

     At December 31, 1992 the Joint Venture had completed two of the four contracts.

     As Triton has significant influence over the activities of the Joint Venture and as the advances made by Faja were settled by the Joint Venture during January 1993, the Company began accounting for the investment in the Joint Venture through consolidation of its operations and financial position.

     The Company, through its wholly-owned subsidiary Triton Tool and Supply, Inc. (TTS), furnishes the Joint Venture with supplies, services and rentals of equipment at prices comparable to those TTS offers its best customers. The Joint Venture has no obligation to purchase from TTS. Included in the Company's revenues and gross profits at December 31, 1992 were $3,058,990 and $626,987, respectively, related to sales from TTS to the Joint Venture.

                                                                     (Continued)

                      TRITON ENGINEERING SERVICES COMPANY
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The Company also obtains supplies, equipment and services from third parties on behalf of the Joint Venture. The cost to the Company is rebilled in full to the Joint Venture. Receivables for reimbursement of purchases made on behalf of the Joint Venture are included in investments in unconsolidated affiliates at December 31, 1992.

Profits, losses and net distributions are allocated 50% to the Company and 50% to Faja. Distribution of the proceeds of the Pemex contracts are 1) to pay all amounts owed to third parties, 2) to reimburse advances made by the Company and Faja to or on behalf of the Joint Venture and 3) to distribute remaining profits. Seventy-five percent of the remaining profit will be distributed within 10 days of the determination of the net profit, and the remaining 25% will be distributed within four months thereafter.

The following details the Company's investment in the Joint Venture, which is included in investment in assets of unconsolidated affiliates at December 31, 1992:


                                                           1992
                                                           ----
        Advances to and for expenses paid
          on behalf of the Joint Venture                $ 6,616,518
        Equity in Joint Venture income                    4,577,382
                                                        -----------
                    Total                               $11,193,900
                                                        -----------
                                                        -----------

Summarized unaudited financial information for the Joint Venture at December 31, 1992 is as follows:


                                                           1992
                                                           ----

        Assets:
          Current assets                                $34,746,348
                                                        -----------
                                                        -----------
        Liabilities:
          Current liabilities                            17,591,584
          Advances from venturers                         8,000,000
          Undistributed earnings                          9,154,764
                                                        -----------
                                                         34,746,348
                                                        -----------
                                                        -----------
        Revenues                                         34,744,770
          Less expenses                                  25,590,006
                                                        -----------
            Net income                                  $ 9,154,764
                                                        -----------
                                                        -----------

The Joint Venture had revenues of $44,969,662 and net income of $9,533,910 during the year ended December 31, 1993.

                                                                     (Continued)

                      TRITON ENGINEERING SERVICES COMPANY
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(4)  INVESTMENT IN UNCONSOLIDATED AFFILIATES

     The Company has a 10.44% investment in 1201 Dairy Ashford, Ltd. (the Partnership) through its wholly-owned subsidiary, 1201 Dairy Ashford, Inc., which serves as the general partner for the Partnership. An officer and certain directors of the Company are limited partners in the Partnership. Profits are to be allocated 100% to the partners, according to their respective percentage interest, until the limited partners are reimbursed in full for their initial and supplemental, if any, capital contributions. The remaining profits shall be allocated 50% to the limited partners and 50% to the general partner until the aggregate balance of all limited partner accounts equals $250,000 (the initial limited partners' aggregate investment), less any distributions to the limited partners after February 26, 1987. Any remaining profits shall be allocated 100% to the general partner. All losses are to be allocated 100% to the general partner.

     The Company leases office space from the Partnership. Rental expense related to the lease was $404,684 for 1993 and 1992. Minimum annual rentals of $404,684 are due under the lease, which expires on January 31, 2006. In addition, the Company is obliged to pay the operating costs, as defined, of the property subject to the lease. Such operating costs were $302,481 and $322,889 for 1993 and 1992, respectively.

     The Company holds two noninterest-bearing notes issued by the Partnership. One note in the original amount of $1,701,215 is secured by a lien on the land and building owned by the Partnership, and the second note in the original amount of $1,000,000 is unsecured. A note payable to a third party in the original amount of $2,600,000 is also secured by a lien on the land and building. The third party note, which matures on February 1, 2016, is callable by the lenders on February 1, 2001. The Company's lien is subordinate to the third party lien.

     The Company's 1993 operations include a loss of $94,336 representing the Company's equity in the Partnership's loss. The Company's 1992 operations include a loss of $93,131 representing the Company's equity in the partnership's loss and a charge of $334,162 to write down the Company's investment in the Partnership to its estimated net realizable value, as the liabilities of the Partnership exceed the appraised value of the Partnership's assets. No additional impairment was recorded during 1993.

     The following details the Company's investment in the Partnership, accounted for using the equity method, at December 31, 1993 and 1992:


                                              1993           1992
                                              ----           ----

        Secured note                       $1,701,215      1,701,215
        Unsecured note                        623,297        667,297
        Equity in partnership loss           (697,774)      (603,438)
        Reserve for impairment of value      (334,162)      (334,162)
                                           ----------      ---------
                   Total                   $1,292,576      1,430,912
                                           ----------      ---------
                                           ----------      ---------

                                                                     (Continued)

                      TRITON ENGINEERING SERVICES COMPANY
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The following is selected unaudited financial data of the Partnership at December 31, 1993 and 1992:


                                                           1993         1992
                                                           ----         ----
        Assets:
          Land                                         $ 1,453,270    1,453,270
          Building and leasehold improvements            4,220,792    4,220,792
          Accumulated depreciation                      (2,789,604)  (2,564,461)
                                                       -----------   ----------
              Net property                               2,884,458    3,109,601
          Current assets                                     2,420       22,591
                                                       -----------   ----------
              Total assets                             $ 2,886,878    3,132,192
                                                       -----------   ----------
                                                       -----------   ----------

                                                           1993         1992
                                                           ----         ----
        Liabilities and partners' deficit:
          Current liabilities                          $        --       79,293
          Note payable - third party                     2,526,701    2,554,386
          Notes payable/advances - Triton                2,324,512    2,368,512
                                                       -----------   ----------
              Total liabilities                          4,851,213    5,002,191

          Partners' deficit                             (1,964,335)  (1,869,999)
                                                       -----------   ----------
              Total liabilities and partners' deficit  $ 2,886,878    3,132,192
                                                       -----------   ----------
                                                       -----------   ----------

(5)  DEBT AND CREDIT AGREEMENTS

     On June 2, 1992, the Company obtained a working capital line of credit in the amount of $1,500,000 maturing on May 2, 1993. The line of credit was extended during 1993 to June 1, 1994. The line of credit is secured by assignment of accounts receivable and inventory owned and subsequently acquired. The Company was not in compliance with certain covenants at December 31, 1993. Borrowings outstanding under the line of credit bear interest at the prime rate (as published by the Wall Street Journal) plus 1/2 of one percentage point (6.5% at December 31, 1993). At December 31, 1993, $1,500,000 was outstanding under the line of credit.

(6)  INCOME TAXES

     As discussed in Note 2, the Company adopted Statement 109 effective January 1, 1993. Statement 109 requires a change from the deferred method to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Under Statement 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

                                                                     (Continued)

                      TRITON ENGINEERING SERVICES COMPANY
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The cumulative effect on prior years of the adoption of Statement No. 109 increased net earnings by $66,285 and is reported separately in the consolidated statement of income for the year ended December 31, 1993. Prior year financial statements were not restated.

The income tax provision consists of the following for the years ended December 31, 1993 and 1992.


                                          1993          1992
                                          ----          ----

        Current provision - U.S.       $  937,106       376,428
        Current provision - Foreign       592,040     1,286,998
        Deferred provision - U.S.        (894,908)    1,874,569
        Foreign withholding taxes       1,587,769       687,372
                                       ----------     ---------
            Income tax provision       $2,222,007     4,225,367
                                       ----------     ---------
                                       ----------     ---------

The primary reasons for the difference in the statutory tax rate and the effective tax rate are the taxation of foreign earnings at rates in excess of, and in addition to, the U.S. statutory rate and the limitation of foreign tax credit utilization. The Company utilized foreign tax credits of $1,044,612 and $887,113 in 1993 and 1992, respectively.

The tax effects of temporary differences that result in significant portions of the deferred income tax assets and liabilities at December 31, 1993 and a description of the financial statement items creating these differences are as follows:


        Deferred tax assets:
          Foreign tax credit carryforwards            $ 2,243,515
          Alternative minimum tax credit                   66,022
          UNICAP                                           85,351
                                                      -----------
              Total deferred tax assets                 2,394,888
                                                      -----------
        Deferred tax liabilities:
          Property and equipment                          (34,990)
          Accrual to cash                              (3,321,776)
          Other                                          (483,520)
                                                      -----------
              Total deferred tax liabilities           (3,840,286)

              Less valuation allowance                 (1,216,957)
                                                      -----------
              Net deferred tax liability              $(2,662,355)
                                                      -----------
                                                      -----------

The foreign tax credit carryforwards begin to expire in 1997.

                                                                     (Continued)

                      TRITON ENGINEERING SERVICES COMPANY
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(7)  COMMITMENTS AND CONTINGENCIES

     The Company leased an operating facility with a lease termination date of February 28, 1994. The minimum rental commitments under the lease are $40,000 in 1994. The Company exercised its option under the agreement to purchase the facility during 1994 for approximately $500,000 in cash and the issuance of a note payable to the seller for approximately $1.6 million. The related rental expense was $236,000 and $200,000 during 1993 and 1992, respectively.

     The Company is a defendant in litigation arising in the normal course of business. Management believes that the ultimate outcome of these matters will not have a materially adverse effect on the consolidated financial position of the Company.

(8)  SHAREHOLDERS' AGREEMENT

     Effective February 27, 1987, the Company executed a Shareholders' Agreement which placed certain restrictions on the transferability of substantially all of the Company's common shares. In the event an employee shareholder, as defined in the Shareholders' Agreement, dies, retires, becomes permanently or totally disabled, or is terminated involuntarily without cause, such shareholder may offer all or any part of the shares owned to the Company. The Company is obligated to purchase all of the shares offered, at a purchase price equal to the per share book value. In the event such a shareholder is terminated for reasons other than the aforementioned reasons, the Company has the option to purchase all or any part of the shares owned by such shareholder at 85% of the per share book value.

(9)  RELATED PARTY TRANSACTIONS

     On January 1, 1993, the Company entered into an employment agreement (the Agreement) with an executive (the Executive or Stockholder) of the Company. The Agreement is in effect for seven years with automatic one-year extensions unless the Company or the Executive terminates the Agreement in accordance with contract provisions.

     During 1992, the Company entered into an Agreement with the Stockholder to pay the premiums on a life insurance policy for the benefit of the Stockholder's estate. The advances made by the Company in payment of the premiums are secured by assignment of the policy to the Company solely to recover the amounts advanced by the Company.

(10) INCENTIVE STOCK OPTION PLAN

     The Company's 1987 Incentive Stock Option Plan, as revised, provides for the granting of qualified stock options to purchase 1,000 shares of common stock to eligible employees.

                                                                     (Continued)

                      TRITON ENGINEERING SERVICES COMPANY
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The options are exercisable over a period determined by the Board of Directors, but no longer than ten years after the date they are granted, subject to the individual being an employee of the Company. However, options granted to individuals who own 10% or more of the combined voting power of all classes of stock of the Company have five years to exercise the option. The option price will be determined by the Company's Board of Directors but shall in no event be less than 100% of the fair market value on the date of grant.

     At December 31, 1993, 830 options are outstanding with exercise prices of $1,148 and $2,545 per share for 500 and 330 of the options, respectively. No options were exercised during 1993. The options begin to expire between 1997 and 2002.

(11) PROFIT SHARING PLAN

     The Company has a noncontributory profit-sharing plan (the Plan) covering substantially all domestic employees. The Company incurred Plan expenses totaling $697,602 and $761,973 during 1993 and 1992, respectively. The Company makes discretionary contributions to the Plan in amounts determined annually by management.

(12) INSURANCE

     The Company was self-insured for employee health claims up to $25,000 per individual from January 1, 1992 through April 30, 1992 and for up to $35,000 per individual from May 1, 1992 through December 31, 1993. Expense for employee health benefit claims and stop loss reinsurance premiums totaled $503,127 and $382,572 during 1993 and 1992, respectively.

     At December 31, 1993, a receivable of $2,379,585, net of an allowance of $2,790,000 related to disputed claims, was recorded related to the Company's claims under its insurance policy. The net insurance proceeds anticipated to be recovered are reflected as a reduction of turnkey drilling expenses as such proceeds represent reimbursements of redrilling and other costs incurred by the Company. Management believes the net receivable recorded as of December 31, 1993 is collectible.

(13) CONCENTRATION OF CREDIT RISK

     The Company's sales and accounts receivable relate primarily to turnkey drilling activities. At December 31, 1993, $22,064,593 of accounts receivable related to drilling activities in Central and South America. An allowance of $290,000 has been recorded as of December 31, 1993 for doubtful accounts. The net receivable balance is deemed to be collectible by management.

                                                                     (Continued)

                      TRITON ENGINEERING SERVICES COMPANY
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(14) SUBSEQUENT EVENTS (UNAUDITED)

     The Company has recorded an accrual for $1,466,999 ($953,549 net of tax) related to a loss incurred on a domestic turnkey drilling contract in progress at December 31, 1993. The Company is vigorously pursuing recovery of the loss from a drilling company from whom it rented equipment for the drilling of the well. The Company believes it will ultimately be able to recover a portion of this loss.

     During January 1994, the Company entered into negotiations to sell all of the outstanding stock of Triton Engineering Services Company to Noble Drilling Corporation. A letter of intent has been signed by both parties. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result from the sale.

              TRITON ENGINEERING SERVICES COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1994
                                 (IN THOUSANDS)
                                  (UNAUDITED)




                                    ASSETS

CURRENT ASSETS
   Cash and cash equivalents                    $    17,685
   Accounts receivable, net                          22,666
   Other current assets                              16,527
                                                -----------
      Total current assets                           56,878
                                                -----------

PROPERTY AND EQUIPMENT
   Drilling equipment and facilities                  4,846
   Other                                              4,216
                                                -----------
                                                      9,062
   Accumulated depreciation                          (4,905)
                                                -----------
                                                      4,157

                                                -----------
                                                $    61,035
                                                -----------
                                                -----------

              LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Short-term debt                              $     1,566
   Accounts payable                                  13,355
   Other current liabilities                         27,804
                                                -----------
      Total current liabilities                      42,725
                                                -----------

MINORITY INTEREST                                     5,392
                                                -----------
                                                     48,117
                                                -----------
SHAREHOLDERS' EQUITY
   Common stock                                          12
   Retained earnings                                 17,212
   Treasury stock, at cost                           (4,306)
                                                -----------
                                                     12,918
                                                -----------
                                                $    61,035
                                                -----------
                                                -----------





                  See notes to interim financial statements.

              TRITON ENGINEERING SERVICES COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                      FOR THE QUARTER ENDED MARCH 31, 1994
                                 (IN THOUSANDS)
                                  (UNAUDITED)




Revenues:
   Turnkey drilling operations                     $   22,458
   Engineering services                                 1,536
   Supply services and other                            2,194
                                                   ----------
                                                       26,188

Direct expenses                                        21,312
                                                   ----------

Gross profit                                            4,876

Operating expenses                                      4,521
                                                   ----------

Operating income                                          355

Other income (expense):
   Interest income                                        123
   Gain (loss) on sale of assets                         (413)
   Other                                               (1,948)
                                                   ----------

Loss before income tax and minority interest           (1,883)

Income tax provision                                     (115)

Minority interest                                        (493)
                                                   ----------

Net loss                                           $   (2,491)
                                                   ----------
                                                   ----------




                  See notes to interim financial statements.

             TRITON ENGINEERING SERVICES COMPANY AND SUBSIDIARIES
                     STATEMENT OF CONSOLIDATED CASH FLOWS
                     FOR THE QUARTER ENDED MARCH 31, 1994
                                (IN THOUSANDS)
                                 (UNAUDITED)




Cash flows from operating activities:
   Net loss                                                        $   (2,491)
   Adjustments to reconcile net loss to net cash provided by
      operating activities:
         Minority interest                                                493
         Depreciation, depletion and amortization                         236
         (Gain) loss on sale of assets                                    413
         (Gain) loss on foreign exchange                                   (6)
         Elimination of investment in partnership                       1,545
         Changes in assets and liabilities:
            Decrease (increase) in:
               Accounts receivable                                     19,832
               Other assets                                            (5,695)
            Increase (decrease) in:
               Accounts payable                                       (19,954)
               Other liabilities                                       12,805

                                                                   ----------
                  Net cash provided by operating activities             7,178
                                                                   ----------

Cash flows used in investing activities:
   Purchase of property and equipment                                  (2,356)
   Proceeds from sale of property and equipment                            68
   Distribution to joint venturer                                      (2,000)
                                                                   ----------
                  Net cash used in investing activities                (4,288)
                                                                   ----------

Cash flows used in financing activities:
   Repayment of note payable                                             (241)

Effect of exchange rate changes on cash                                     6
                                                                   ----------

Increase (decrease) in cash and cash equivalents                        2,655

Cash and cash equivalents, beginning of period                         15,030

                                                                   ----------
Cash and cash equivalents, end of period                           $   17,685
                                                                   ----------
                                                                   ----------

Interest paid                                                      $       10
                                                                   ----------
                                                                   ----------

Income taxes paid                                                  $      835
                                                                   ----------
                                                                   ----------





                  See notes to interim financial statements.

              TRITON ENGINEERING SERVICES COMPANY AND SUBSIDIARIES
               NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                      FOR THE QUARTER ENDED MARCH 31, 1994
                                  (UNAUDITED)





NOTE 1 - FINANCIAL STATEMENT BASIS


The consolidated balance sheet as of March 31, 1994, the related consolidated statement of income for the three-month period ended March 31, 1994 and the consolidated statement of cash flows for the three-month period ended March 31, 1994 are unaudited. In the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of such financial statements have been included. These interim financial statements are presented in condensed form and should be read in conjunction with the 1993 audited financial statements and notes.

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
                        PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma condensed consolidated balance sheet at March 31, 1994 and unaudited pro forma condensed consolidated statements of operations for the quarter ended March 31, 1994 and the year ended December 31, 1993, reflect the pro forma financial position and results of operations, respectively, of Noble Drilling Corporation and subsidiaries ("Noble") after giving effect to the acquisition of Triton Engineering Services Company ("Triton") pursuant to the terms of a Stock Purchase Agreement (the "Acquisition") dated April 22, 1994, as further described in Item 2 of the Noble's Form 8-K dated May 6, 1994. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical condensed consolidated financial statements of Noble and the historical financial statements of Triton and the respective related notes thereto.

The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative either of the results of operations that would have occurred had the Acquisition been effected on January 1, 1993 or of future results of operations.

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1994
                                 (IN THOUSANDS)

                                     ASSETS

                                                                       HISTORICAL
                                                              ------------------------                               PRO FORMA
                                                                THE                           ACQUISITION                AS
                                                              COMPANY           TRITON        ADJUSTMENTS             ADJUSTED
                                                              -------           ------        -----------             --------
CURRENT ASSETS
   Cash and cash equivalents............................   $     9,674       $   17,685      $   (4,085)(A)         $    23,274
   Restricted cash......................................         1,789                                                    1,789
   Investment in marketable securities..................        34,873                                                   34,873
   Accounts receivable, net.............................        41,748           22,666                                  64,414
   Other current assets.................................        37,937           16,527                                  54,464
                                                           -----------       ----------      ----------             -----------
      Total current assets..............................       126,021           56,878          (4,085)                178,814
                                                           -----------       ----------      ----------             -----------

PROPERTY AND EQUIPMENT
   Drilling equipment and facilities....................       621,689            4,846          (3,403)(B)             623,132
   Other................................................        13,995            4,216          (1,502)(B)              16,709
                                                           -----------       ----------      ----------             -----------
                                                               635,684            9,062          (4,905)                639,841
   Accumulated depreciation.............................      (268,311)          (4,905)          4,905 (B)            (268,311)
                                                           -----------       ----------      ----------             -----------
                                                               367,373            4,157               0                 371,530
OTHER ASSETS............................................        13,483                              336 (C)              13,819
                                                           -----------       ----------      ----------             -----------
                                                           $   506,877       $   61,035      $   (3,749)            $   564,163
                                                           -----------       ----------      ----------             -----------
                                                           -----------       ----------      ----------             -----------

                                               LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Short-term debt......................................                     $    1,566      $    4,000 (A)         $     5,566
   Current installment of long-term debt................   $       546                                                      546
   Accounts payable.....................................         7,569           13,355                                  20,924
   Interest payable.....................................         5,612                                                    5,612
   Other current liabilities............................        33,305           27,804                                  61,109
                                                           -----------       ----------      ----------             -----------
      Total current liabilities.........................        47,032           42,725           4,000                  93,757
                                                           -----------       ----------      ----------             -----------

LONG-TERM DEBT..........................................       127,138                                                  127,138

OTHER LIABILITIES.......................................         1,108                                                    1,108

MINORITY INTEREST.......................................           119            5,392                                   5,511
                                                           -----------       ----------      ----------             -----------
                                                               175,397           48,117           4,000                 227,514
                                                           -----------       ----------      ----------             -----------
SHAREHOLDERS' EQUITY
   Preferred stock......................................         2,990                                                    2,990
   Common stock.........................................         4,784               12             (12)(D)               4,859
                                                                                                     75 (A)
   Capital stock in excess of par value.................       333,710                            5,094 (A)             338,804
   Cumulative translation adjustment....................        (2,641)                                                  (2,641)
   Retained earnings (deficit)..........................        (5,613)          17,212         (17,212)(D)              (5,613)
   Treasury stock, at cost..............................        (1,750)          (4,306)          4,306 (D)              (1,750)
                                                           -----------       ----------      ----------             -----------
                                                               331,480           12,918          (7,749)                336,649
                                                           -----------       ----------      ----------             -----------
                                                           $   506,877       $   61,035      $   (3,749)            $   564,163
                                                           -----------       ----------      ----------             -----------
                                                           -----------       ----------      ----------             -----------

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A) To record the purchase by Noble Drilling Corporation ("Noble") of all of the outstanding shares of common stock of Triton Engineering Services Company ("Triton").

(B) To record the effect of Noble accounting for the fixed assets of Triton at fair market value.

(C) To record goodwill of $336,000, which represents the excess of the purchase price over net assets acquired.

(D) To eliminate Triton's equity pursuant to the Stock Purchase Agreement dated April 22, 1994 (the "Acquisition").

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE QUARTER ENDED MARCH 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                       HISTORICAL
                                                              ------------------------                               PRO FORMA
                                                                THE                           ACQUISITION                AS
                                                              COMPANY           TRITON        ADJUSTMENTS             ADJUSTED
                                                              -------           ------        -----------             --------
REVENUES
   Contract drilling services........................        $   57,865                                             $    57,865
   Turnkey drilling services.........................                        $   22,458                                  22,458
   Engineering and consulting services...............               309           1,536                                   1,845
   Other revenue.....................................             1,074           2,194    $       (53)(A)                3,215
                                                             ----------      ----------    -----------              -----------
                                                                 59,248          26,188            (53)                  85,383

OPERATING COSTS AND EXPENSES
   Contract drilling services........................            38,001                                                  38,001
   Turnkey drilling services.........................                            18,989                                  18,989
   Engineering and consulting services...............               258             756                                   1,014
   Other expense.....................................               601           1,376             (2)(A)                1,975
   Selling, general and administrative...............             6,324           4,476         (1,070)(B)                9,730
   Depreciation and amortization.....................             7,161             236              9 (C)                7,406
   Minority interest.................................               (37)            493                                     456
                                                             ----------      ----------    -----------              -----------
                                                                 52,308          26,326         (1,063)                  77,571
                                                             ----------      ----------    -----------              -----------

OPERATING INCOME (LOSS)..............................             6,940            (138)         1,010                    7,812

OTHER INCOME (EXPENSE)
   Interest expense..................................            (3,000)                                                 (3,000)
   Interest income...................................               587             123                                     710
   Other, net........................................             1,143          (2,361)            51 (A)                1,053
                                                                                                 2,220 (D)
                                                             ----------      ----------    -----------              -----------


INCOME (LOSS) BEFORE INCOME TAXES....................             5,670          (2,376)         3,281                    6,575

INCOME TAX PROVISION.................................            (1,203)           (115)          (696)(E)               (2,014)
                                                             ----------      ----------    -----------              -----------

NET INCOME (LOSS)....................................             4,467          (2,491)         2,585                    4,561

PREFERRED STOCK DIVIDENDS............................            (1,682)                                                 (1,682)
                                                             ----------      ----------    -----------              -----------

NET INCOME (LOSS) APPLICABLE TO COMMON
   SHARES............................................        $    2,785      $   (2,491)   $     2,585              $     2,879
                                                             ----------      ----------    -----------              -----------
                                                             ----------      ----------    -----------              -----------

NET INCOME PER COMMON SHARE..........................        $     0.06                                             $      0.06
                                                             ----------                                             -----------
                                                             ----------                                             -----------

WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING.......................................            48,355                            752                   49,107



  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(A) To reclassify the operating results of Triton's oil and gas activities, as these activities are not an ongoing business line of Noble.

(B) To eliminate a nonrecurring stock option buyout effected by Triton in March 1994 in connection with the Acquisition.

(C) To record amortization of $9,000 for goodwill associated with the Acquisition.

(D) To eliminate the write-off of $2,220,000 of notes receivable from a partnership that was not part of the Acquisition.

(E) To record the incremental tax effect of the Acquisition adjustments.

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                       HISTORICAL
                                                              ------------------------                               PRO FORMA
                                                                THE                           ACQUISITION                AS
                                                              COMPANY           TRITON        ADJUSTMENTS             ADJUSTED
                                                              -------           ------        -----------             --------
REVENUES
   Contract drilling services........................        $ 188,206                                               $  188,206
   Turnkey drilling services.........................                         $ 110,003                                 110,003
   Engineering and consulting services...............            2,292            7,812                                  10,104
   Other revenue.....................................            4,444            6,019      $    (362)(A)               10,101
                                                             ---------        ---------      ---------               ----------
                                                               194,942          123,834           (362)                 318,414

OPERATING COSTS AND EXPENSES
   Contract drilling services........................          123,817                                                  123,817
   Turnkey drilling services.........................                            89,456                                  89,456
   Engineering and consulting services...............            2,083            3,518                                   5,601
   Other expense.....................................            2,736            9,195            (59)(A)               11,872
   Selling, general and administrative...............           22,405           12,163                                  34,568
   Depreciation and amortization.....................           20,472            1,170             34 (B)               21,676
   Minority interest.................................             (232)           4,767                                   4,535
                                                             ---------        ---------      ---------               ----------
                                                               171,281          120,269            (25)                 291,525
                                                             ---------        ---------      ---------               ----------

OPERATING INCOME.....................................           23,661            3,565           (337)                  26,889

OTHER INCOME (EXPENSE)
   Interest expense..................................           (5,406)            (336)                                 (5,742)
   Interest income...................................            1,628              293                                   1,921
   Other, net........................................            1,737              206            303 (A)                2,340
                                                                                                    94 (C)
                                                             ---------        ---------      ---------               ----------


INCOME BEFORE INCOME TAXES...........................           21,620            3,728             60                   25,408

INCOME TAX PROVISION.................................           (2,474)          (2,222)            (7)(D)               (4,703)
                                                             ---------        ---------      ---------               ----------

INCOME FROM CONTINUING OPERATIONS....................           19,146            1,506             53                   20,705

PREFERRED STOCK DIVIDENDS............................           (6,728)                                                  (6,728)
                                                             ---------        ---------      ---------               ----------

INCOME FROM CONTINUING OPERATIONS
   APPLICABLE TO COMMON SHARES.......................        $  12,418        $   1,506      $      53               $   13,977
                                                             ---------        ---------      ---------               ----------
                                                             ---------        ---------      ---------               ----------

INCOME FROM CONTINUING OPERATIONS PER
   COMMON SHARE......................................        $    0.32                                               $     0.36
                                                             ---------                                               ----------
                                                             ---------                                               ----------

WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING.......................................           38,366                             752                   39,118



  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(A) To reclassify the operating results of Triton's oil and gas activities, as these activities are not an ongoing business line of Noble.

(B) To record amortization of $34,000 for goodwill associated with the Acquisition.

(C) To eliminate the net loss of $94,000 from an unconsolidated partnership that was not part of the Acquisition.

(D) To record the incremental tax effect of the Acquisition adjustments.

                                   SIGNATURES


         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Date:   June 30, 1994              NOBLE DRILLING CORPORATION


                                        By: /s/ Byron L. Welliver
                                            Byron L. Welliver, Senior Vice
                                            President-Finance and Treasurer